                                                                      EXHIBIT 2

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (the "Agreement") is made and entered into as of the 22nd day of November 1996, by and between CytoTherapeutics, Inc., a Delaware corporation ("CTI"), and Genentech, Inc., a Delaware corporation ("Genentech").

                                     Recital

         The parties hereto are entering into to a Development Collaboration and License Agreement relating to Parkinson's Disease of even date herewith (the "Development Agreement"), pursuant to which the parties have agreed to collaborate on the development and commercialization of products consisting of certain encapsulated-neurotrophic-factor-producing cells for the treatment of Parkinson's Disease. Pursuant to the terms of the Development Agreement, and subject to the terms and conditions of this Agreement, Genentech has agreed to purchase, and CTI has agreed to sell to Genentech, shares of CTI's Common Stock, $.01 par value ("Common Stock").

                                    Agreement

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

1. Sale and Purchase of Common Stock. In reliance upon the representations and warranties contained herein and subject to the terms and conditions hereof, CTI agrees to sell and issue to Genentech, and Genentech agrees to purchase from CTI, at one or more Closings as identified in the table below (each, a "Closing"), for the aggregate Total Purchase Price (as referred to below) for such Closing the aggregate number of shares of Common Stock (the "Shares") equal to the Total Purchase Price for such Closing divided by the Per Share Purchase Price (as referred to below) for such Closing rounded down to the nearest whole number as referred to below:

              Purchase/
              Development                                                                 Per Share
Closing       Agr. Provision                     Event             Closing Date           Purchase Price       Total Purchase Price
-------       --------------              ------------------    ------------------        --------------       --------------------
1.            Initial Equity Purchase     First public          30 days after the         110% of 20 Day       $8,300,000
              [Section 8.01]*             announcement of       date hereof or on         Average
                                          the signing of the    such other date as
                                          Development           the parties may
                                          Agreement             agree.


2.            Additional Initial          Upon mutual           As determined        20 Day Average      To be determined based on
              Equity Purchase, if         agreement on          pursuant to the                          agreed upon additional
              agreed upon [Sections       additional            Development                              projected expenses under
              4.07(a) and 8.01(a)]*       projected             Agreement                                the Development
                                          expenses under                                                 Agreement.
                                          the Development
                                          Agreement

3.            Phase II Equity             Prior to start of     As determined        20 Day Average      To be determined pursuant
              Purchase [Section           the Clinical          pursuant to the                          to the Development
              8.01(b)]*                   Development           Development                              Agreement based on agreed
                                          Program               Agreement                                upon Phase II Clinical
                                                                                                         Development.

4.            Additional Phase II         Upon mutual           As determined        20 Day Average      To be determined based on
              Equity Purchase, if         agreement on          pursuant to                              agreed upon additional
              agreed upon [Sections       additional            Development                              projected expenses
              4.07(b) and 8.01(b)]*       projected             Agreement                                exceeding original Phase II
                                          expenses                                                       Equity Purchase amount.
                                          exceeding Phase
                                          II Equity
                                          Purchase amount

*References are to sections of the Development Agreement.

         Each Closing shall be held at the offices of CTI, Two Richmond Square, Providence, Rhode Island 02906 on the date, in the case of the first purchase, that is thirty (30) days after the date hereof, or on such other date as the parties may agree. Subsequent Closings shall occur at the times indicated above and in the Development Agreement. Payment for the Shares shall be by wire transfer to an account designated by CTI against the delivery by CTI of a stock certificate evidencing the Shares to be sold at such Closing. The date of each such Closing is called a "Closing Date."

         The "Per Share Purchase Price" of Shares at each Closing shall be equal to the average (the "20 Day Average") of the high and the low price of a share of Common Stock on the NASDAQ National Market System or if not there quoted on a National Security Exchange or other market on which the Common Stock is then traded as agreed upon by the parties) for the twenty (20) trading day period preceding the Closing Date for each Closing, except that in the case of the first Closing above the 20 Day Average shall be based on the ten (10) trading days before and ten (10) trading after the date of the first public announcement by the parties of the Development Agreement.

         Other capitalized terms used herein without further definition shall have the meanings ascribed thereto in the Development Agreement.

2. Representations and Warranties of CTI. Except as set forth on a Disclosure Schedule (the"Disclosure Schedule"), which shall be updated and provided to Genentech prior to each Closing, CTI represents and warrants to Genentech as follows:

                  (a) Organization and Standing. CTI is a corporation duly organized, and validly existing under the laws of the State of Delaware and is in good standing under such laws. CTI is duly qualified to do business as a foreign corporation in the State of Rhode Island.

                  (b) Authorization. This Agreement has been duly authorized, executed and delivered by CTI and constitutes the valid and binding obligation of CTI, enforceable in accordance with its terms. The Shares have been duly authorized and, when delivered against payment therefore in accordance with the terms hereof, will be duly and validly issued and outstanding, fully paid and nonassessable, and are free to Genentech of any liens, encumbrances and restrictions (except as set forth in Section 7).

                  (c) Authorized Capital Stock. The authorized capital stock of CTI consists of 45,000,000 shares of Common Stock, 15,428,576 of which were outstanding as of October 31, 1996, and 1,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), none of which are outstanding. No person has any right of first refusal or any preemptive rights in connection with the issuance of the Shares, or with respect to any future, offer sale or issuance of securities by CTI.

                  (d) Compliance With Other Instruments. CTI is not in violation of any term of its Certificate of Incorporation or Bylaws, or any material agreement, mortgage, indenture, debenture, trust, instrument, judgment, decree, order, law, statute, rule or governmental regulation to which it is subject (the "Other Instruments"). The execution, delivery and performance of this Agreement and the issuance and sale of the Shares or the taking of any other action contemplated by this Agreement will not result in any violation of or be in conflict with or constitute a default (with or without notice, lapse of time or both) under any of the Other Instruments.

                  (e) Litigation. Except as set forth in the Disclosure Schedule or the SEC Documents, there are no litigation, claims, actions, proceedings or investigations pending against CTI.

                  (f) Governmental Consents. Except for filings required to comply with (i) state and federal securities' laws, and (ii) the NASDAQ National Market System, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement or the sale of the Shares pursuant hereto.

                  (g) SEC Documents; Financial Statements. CTI has filed all the documents (the "SEC Documents") required to be filed by it with the Securities and Exchange Commission (the "SEC") under Sections 13, 14(a), and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date on which its last Annual Report on Form 10-K was filed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Act"), as applicable. The SEC Documents did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of CTI included in such documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with all applicable published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of CTI at the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

                  (h) No Material Change. Since the end of the most recent fiscal quarter of CTI for which a Quarterly Report on Form 10-Q has been filed with the SEC, there has been no material adverse change in the business, prospects, financial condition, net worth or results of operations of CTI, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a material adverse effect on the business, prospects, properties or financial condition of CTI.

3. Representations and Warranties of Genentech. Genentech represents and warrants to CTI that:

                  (a) Investment Intent. The Shares are being acquired by Genentech solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them.

                  (b) Economic Risk; Sophistication. Genentech is able to bear the economic risk of an investment in the Shares and can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Shares.

                  (c) Authority. Genentech has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and this Agreement constitutes a valid and binding obligation of Genentech enforceable against Genentech in accordance with its terms.

                  (d) Accredited Investor. Genentech is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act.

4.       Conditions.

         4.1. Genentech's Conditions to Closing. Genentech's obligation to purchase the Shares at each Closing is subject to the satisfaction, prior to or at such Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties contained in Section 2 shall be true, correct and complete in all material respects on and as of such Closing Date as though made on and as of such Closing Date and CTI shall have delivered Genentech an updated Disclosure Schedule in advance of such Closing.

                  (b) Compliance Certificate. Genentech shall have received a certificate of an officer of CTI certifying that CTI has performed and complied with all conditions and agreements required to be performed or complied with by it prior to such Closing under this Agreement and certifying as to the matters set forth in paragraph (a).

                  (c) Certificates. Genentech shall have received: (i) a copy of CTI's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware; (ii) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of CTI and listing all amendments to CTI's Certificate of Incorporation then on file in his office; and (iii) a copy, certified by the Secretary of CTI, of the resolutions adopted by the directors of CTI authorizing the execution and delivery of this Agreement and the Development Agreement, the issuance, sale and delivery of the Shares hereunder, and the performance of all other obligations of CTI contemplated by this Agreement and the Development Agreement.

         4.2. CTI Conditions to Closing. CTI's obligation to issue and sell the Shares is subject to the satisfaction, prior to or at each Closing, of the following condition:

                  (a) Representations and Warranties. The representation and warranties contained in Section 3 shall be true, correct and complete in all material respects on and as of such Closing Date as though made on and as of such Closing Date.

5. Information. CTI will provide to Genentech copies of all reports (financial or otherwise) mailed to CTI's stockholders generally. Such reports shall be sent to Genentech simultaneous with the mailing of such reports to CTI's other stockholders.

6.       Covenants of Genentech and CTI.  The parties agree as follows:

                  (a) Standstill. Genentech agrees that, without the prior written consent of the Board of Directors of CTI, Genentech will not, at any time, directly or indirectly in any manner whatsoever, acquire, or offer to or agree to acquire any shares or any rights or options to acquire shares of CTI Common Stock if following such action Genentech would beneficially own (as defined under the Act) in excess of ten percent (10%) of CTI's outstanding Common Stock; provided, however, that the foregoing shall not in any way limit purchases of CTI Common Stock provided for in the Development Agreement. In addition, Genentech agrees that, without the prior written consent of the Board of Directors of CTI, Genentech will not (a) make, or in any way become a "participant" in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) to vote shares of Common Stock, or seek to advise or influence any person with respect to the voting of any voting securities of CTI, or (b) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of CTI.

                  (b) Actions Affecting CTI Stock Price. During each Restricted Period (as defined below) (i) Genentech agrees that, except as otherwise required by law and except to comply with contractual commitments entered into prior to the start of such Restricted Period, it will not sell or agree to sell any shares of CTI capital stock, or purchase or sell any options, puts, calls or other securities with respect to CTI stock during a Restricted Period, and (ii) CTI agrees that, except as otherwise required by law and except to comply with contractual commitments entered into prior to the start of such Restricted Period, it will not purchase or agree to purchase any shares of its capital stock or purchase or sell any options, puts, calls or other securities relating to CTI stock , provided that the foregoing restriction shall not prohibit CTI from issuing stock options, shares of stock or other awards under its stock option, 401(k), employee stock purchase or other similar plans.

                  The term "Restricted Period" shall mean, with respect to each period used in calculating a 20 Day Average hereunder, a period beginning (10) days prior to the first day used in calculating such 20 Day Average and ending on the day following the last day used in calculating such 20 Day Average.

7. Restrictions on Transfer. None of the Shares purchased hereunder shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless and until one of the following events shall have occurred:

                  (a) Compliance With the Act. Such securities are disposed of pursuant to and in conformity with an effective registration statement filed with the SEC pursuant to the Act or pursuant to Rule 144 of the SEC thereunder; or

                  (b) Opinion of Counsel. Genentech shall have delivered to CTI a written opinion by counsel which is reasonably acceptable to CTI to the effect that the proposed transfer is exempt from the registration and prospectus delivery requirements of the Act.

         The parties hereto further agree that any certificate evidencing the Shares shall bear the following legend in addition to any legend required to comply with state securities law:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

8.       Registration Rights.

         8.1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Registrable Securities" shall mean (i) the Shares and (ii) any Common Stock of CTI issued or issuable with respect to, or in exchange for or in replacement of (a) the Shares. or (b) other securities convertible into or exercisable for Common Stock issued upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that such shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of Section 8.2 if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) otherwise transferred to a transferee in whose hands such shares are not (1) restricted securities under the Act or (2) subject to the volume limitations of Rule 144.

         The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by CTI, in complying with Section 8.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for CTI, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of CTI which shall be paid in any event by CTI) and up to $25,000 for fees and disbursements of one counsel to the holders of CTI's Common Stock participating in such registration.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes and fees applicable to the securities registered by Genentech and disbursements of counsel to Genentech, if any, in excess of the $25,000 payable to one counsel for the holders of CTI's Common Stock participating in such registration as provided in the definition of the Registration Expenses.

         8.2.     Piggyback Registration Rights.

                  (a) Notice of Registration. If, at any time after the date that is one (1) year from the initial Closing Date, CTI shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, CTI will:

                           (i)  promptly give Genentech written notice thereof;
                  and

                           (ii) include in such registration (and any related
                  qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within 20 days after receipt of such written notice from the CTI, by Genentech.

                  (b) Underwriting. If the registration of which CTI gives notice is for a registered public offering involving an underwriting, CTI shall so advise Genentech as a part of the written notice given pursuant to Section 8.2. In such event the right of Genentech to registration pursuant to Section 8.2 shall be conditioned upon Genentech's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. In such event Genentech (together with all other holders of Common Stock proposing to distribute their securities through such underwriting and CTI) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by CTI. Notwithstanding any other provision of this
         Section 8.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the securities to be distributed through such underwriting. CTI shall so advise all holders of Common Stock distributing their securities through such underwriting of such limitation and the number of shares of Genentech's Registrable Securities that may be included in the registration and underwriting shall be allocated among all such holders in proportion, as nearly as practicable, to the respective amounts of securities eligible to be included in such registration held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, CTI may round the number of shares allocated to any holder to the nearest 100 shares. If, in the case of a registration initiated pursuant to the exercise by other holders of CTI's Common Stock of so-called "demand" registration rights, the managing underwriter selected for such registration determines that marketing factors require a limitation of the number of shares to be underwritten, Genentech shall have no right to include any shares of its Registrable Securities in such registration unless all shares requested by the holders exercising such "demand" registration rights to be included in such registration are permitted to be included in such registration. If Genentech disapproves of the terms of any such underwriting, Genentech may elect to withdraw therefrom by written notice to CTI and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. CTI shall have the right to terminate or withdraw any registration initiated by it under this
         Section 8.2 prior to the effectiveness of such registration whether or not Genentech or any other holder of Common Stock has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by CTI in accordance with
         Section 8.3 hereof.

         8.3. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section 8 shall be borne by CTI. All Selling Expenses relating to securities registered on behalf of Genentech shall be borne by Genentech and holders of securities included in such registration pro rata with CTI and among each other on the basis of the number of shares so registered.

         8.4. Representations of Genentech. Notwithstanding anything to the contrary contained herein, in connection with any underwritten offering, Genentech shall not be required to make any representations or warranties to or agreements with CTI or the underwriters except as relate to Genentech, the Registrable Securities held by it and its intended method of distribution.

         8.5. Registration Procedures. In the case of each registration, qualification or compliance effected by CTI pursuant to this Section 8 in which Genentech participates, CTI will keep Genentech advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense CTI will:

                  (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to Genentech and to the underwriters, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Genentech and underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by Genentech, provided that CTI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Genentech shall also enter into and perform its obligations under such an agreement;

                  (f) Notify Genentech at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) As soon as practicable after the effective date of the registration statement, and in any event within 16 months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) covering the period of at least twelve months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Act;

                  (h) Furnish, at the request of Genentech, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 8 if being sold through underwriters, or, if such securities are not being sold through underwriters, on the date the registration statement becomes effective, (i) an opinion, dated such date, of the counsel representing CTI for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Genentech and (ii) a letter dated such date, from the independent accountants of CTI, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Genentech; and

                  (i) Make available for inspection by Genentech and any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or financial advisor retained by Genentech or underwriter, financial and other pertinent records, pertinent corporate documents and properties of CTI, and cause CTI's officers, directors and employees to supply information reasonably requested by Genentech, and any such underwriter, attorney, accountant or financial advisor in connection with such registration statement.

                  (j) Use its best efforts to list the securities covered by such registration statement with any securities exchange on which the Common Stock of CTI is then listed.

         8.6.     Indemnification.

                  (a) CTI will indemnify Genentech, each of its officers, directors, partners, employees and affiliates, and legal counsel, and each person controlling Genentech within the meaning of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter for Genentech, if any, and each person who controls any underwriter within the meaning of the Act, against all expenses, claims, losses, damages or liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, and any documents filed under state securities laws in connection therewith, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by CTI of the Act, the Exchange Act, and state securities laws or any rule or regulation promulgated thereunder applicable to CTI in connection with any such registration, qualification or compliance, and CTI will reimburse, as incurred, Genentech, each of its officers, directors, partners, and legal counsel and each person controlling Genentech, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that CTI will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CTI by an instrument duly executed by Genentech, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Genentech will, if Registrable Securities held by Genentech are included in the securities as to which such registration, qualification or compliance is being effected, indemnify CTI, each of its directors, officers, employees, affiliates and legal counsel, each underwriter, if any, of CTI's securities covered by such a registration statement, each person who controls CTI or such underwriter within the meaning of the Act, and each other holder of CTI's securities, each of their officers, directors, partners, employees, affiliates and legal counsel and each person controlling such holder within the meaning of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CTI by an instrument duly executed by Genentech and stated to be specifically for use therein, and will reimburse, as incurred, CTI, such other holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action to the extent entitled to indemnification hereunder. Notwithstanding the foregoing, the liability of Genentech under this subsection (b) shall be limited to an amount equal to the net proceeds to Genentech of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by Genentech. Genentech will not be required to enter into any agreement or undertaking in connection with any registration under this Section 8 providing for any indemnification or contribution on the part of Genentech greater than Genentech's obligations under this Section 8.6.

                  (c) Each party entitled to indemnification under this Section
         8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, if it so desires, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.4, except and only to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not be entitled to assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnified Party shall consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld; and in no event shall it be unreasonable so to withhold consent to entry of any judgment or any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         8.7. Information by Holder. In the event Genentech elects to include Registrable Securities in any registration, Genentech shall furnish to CTI such information regarding Genentech, the Registrable Securities held by them and the distribution proposed by Genentech as CTI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of which may at any time permit the sale of the restricted securities to the public without registration, CTI agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times during which CTI is subject to the reporting requirements of the Act or the Exchange Act;

                  (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of CTI under the Act and the Exchange Act (at all times during which it is subject to such reporting requirements); and

                  (c) So long as Genentech owns any Shares, furnish to Genentech forthwith upon request a written statement by CTI as to its compliance with the reporting requirements of said Rule 144 and of the Act and the Exchange Act (at any time during which it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of CTI, and such other reports and documents of CTI and other information in the possession of or reasonably obtainable by CTI as Genentech may reasonably request in availing itself of any rule or regulation of the SEC allowing Genentech to sell any such securities without registration.

         8.9. Standoff Agreement. Genentech agrees, so long as Genentech holds at least one percent (1%) of CTI's outstanding voting equity securities, in connection with any public offering of CTI's securities, upon request of CTI or the underwriters managing any underwritten offering of CTI's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of CTI or such underwriters, as the case may be, for such period of time from the date of such request through the period of time (not to exceed ninety (90) days) following the effective date of such registration as may be requested by the underwriters; provided, that in either such case the executive officers, directors and major shareholders of CTI who own stock of CTI also agree to at least such restrictions.

9.       Miscellaneous Provisions.

         9.1. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered:

                           (i)  if to Genentech, at the address set forth below:

                  Genentech, Inc.
                  460 Point San Bruno Boulevard
                  South San Francisco, CA  94080
                  Attention:  Corporate Secretary
                  Telephone:  (415) 266-1000
                  Telecopier:  (415) 952-9881

                           (ii) if to CTI, at the address set forth below:

                  CytoTherapeutics, Inc.
                  Two Richmond Square
                  Providence, Rhode Island  02906
                  Attention:  General Counsel
                  Telephone:  (401) 272-3310
                  Telecopier:  (401) 272-3485

with a copy to:

                  Ropes & Gray
                  30 Kennedy Plaza
                  Providence, Rhode Island  02903
                  Attention:  Geoffrey B. Davis
or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

         9.2. Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement shall be governed by and construed in accordance with the substantive domestic laws of the State of Delaware.

         9.3. Amendments and Waivers. The provisions of this Agreement may not be changed, waived, discharged or terminated orally or in writing, without the written consent of CTI and Genentech.

         9.4. Survival of Representations and Warranties, etc. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made, the sale and purchase of the Shares and payment therefor.

         9.5. Expenses. CTI and Genentech shall each bear its own expenses incurred on its behalf in connection with this Agreement and the transactions contemplated hereby including fees of legal counsel.

         9.6. Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                           CYTOTHERAPEUTICS, INC.

                                           By: /s/ Illegible Signature
                                               ---------------------------------
                                                Title:



                                           GENENTECH, INC.


                                           By: /s/ John P. McLaughlin
                                               ---------------------------------
                                                Title: Executive Vice President

                           COMPANY DISCLOSURE SCHEDULE

         The Company has granted an investor rights, similar to preemptive rights, which provide that if the Company issues additional shares of its stock or securities convertible into or exchangeable for the Company's stock, the investor will have the right to purchase, at the then current market price, the number of shares of the Company's stock necessary to permit the investor to maintain its ownership percentage of the Company's stock. These rights expire April 30, 2000 and were granted pursuant to a Nontransferable Warrant for the Purchase of Shares of Common Stock dated May 1, 1995.